Exhibit B



                          NORTHQUEST CAPITAL FUND, INC.

                         BOARD OF DIRECTORS' RESOLUTION
                    APPROVING INVESTMENT COMPANY BLANKET BOND




                                                             December 11, 2009

The Directors at this meeting discussed the renewal of the Fund's Investment Company Blanket Bond. The Board determined that the bond coverage of $125,000 is reasonable in form and amount for the aggregate assets of the Fund; and the Board approves the payment of $928 for the bond premium (as per invoice # 202312 from E&K Agency, Inc.) for the year ending January 3, 2011.

Our signatures below indicate that, to the best of our knowledge, the above described bond meets the requirements specified by the Securities and Exchange Commission for fidelity bond insurance coverage for federally registered mutual funds, such as the NorthQuest Capital Fund.


                By: /s/    Peter J. Lencki
                        ____________________________________
                           Peter J. Lencki, Director


                By: /s/    Robert S. Keesser
                        ____________________________________
                           Robert S. Keesser, Director


                By: /s/    John G. Padovano
                        ____________________________________
                           John G. Padovano, Director


                By: /s/    Michael W. Sommerhalter
                        ____________________________________
                           Michael W. Sommerhalter, Director